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EXHIBIT 10.2

                       AMENDMENT TO EMPLOYMENT AGREEMENT

     This Amendment is dated as of June 12, 1997, and relates to the Employment Agreement dated as of March 1, 1993, between BCT International, Inc., a Delaware corporation (together with its subsidiaries "BCT") and William A. Wilkerson ("Employee").

     WHEREAS, the parties wish to amend the Employment Agreement in order to extend the term of Employee's employment.

     NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. Terms defined in the Employment Agreement are used herein as defined therein.

2. Paragraph 3 of the Employment Agreement is deleted in its entirety and replaced with the following language:

          3.   TERM.  The term of Employee's employment hereunder shall be
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               through February 28, 2003, subject to the termination provisions set forth in paragraphs 7, 8 and 9 hereof.

3. Paragraph 2 of the Employment Agreement is hereby amended to insert the following language just prior to the final sentence of said paragraph in order to set forth the minimum annual salary for Employee for the extended term of the Employment Agreement:

                Year ending February 28, 2001  $300,000
                Year ending February 28, 2002  $300,000
                Year ending February 28, 2003  $300,000

4. Except as amended herein, all terms and provisions of the Employment Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties have executed this amendment as of the date first above-written.


                                                       BCT INTERNATIONAL, INC.


                                                       By: Bill Levine
                                                           ---------------------
                                                           Bill LeVine, Director